NEWS	FONAR CORPORATION
For Immediate Release	The Inventor of MR Scanning™
Contact: Daniel Culver	An ISO 9001 Company
Director of Communications	Melville, New York 11747
E-mail: investor@fonar.com	Phone: (631) 694-2929
www.fonar.com	Fax: (631) 390-1709

FONAR Announces Fiscal 2015 2nd Quarter Financial Results

•	Net Revenues for 2nd Quarter Fiscal 2015 were $17.1 million versus $17.6 million for the same period a year earlier.
•	Net Income for 2nd Quarter Fiscal 2015 increased 13% to $3.5 million versus the same period a year earlier.
•	Net Income Available to Common Stockholders for 2nd Quarter Fiscal 2015 increased 24% to $2.5 million versus the same period a year earlier.
•	Diluted Net Income Per Common Shares Available to Common Stockholders increased 21% to $0.40 per share for 2nd Quarter Fiscal 2015 versus the same period a year earlier.

MELVILLE, NEW YORK, February 9, 2015 - FONAR Corporation (NASDAQ-FONR), The Inventor of MR Scanning™, reported its second quarter fiscal 2015 results for the quarter ended December 31, 2014. FONAR is the first Company in the MRI industry to manufacture an MRI (Magnetic Resonance Imaging) scanner. FONAR’s substantial list of patents include recent patents for its technology enabling full weight-bearing MRI imaging on all the gravity sensitive regions of the human anatomy, especially the brain, extremities, spine and cerebrospinal fluid (CSF) flow.

The Company’s two industry segments are the management of Stand-Up® MRI (UPRIGHT® MRI) centers, and the development, manufacturing and servicing of the UPRIGHT® Multi-Position™ MRI. Its premier MRI product, the FONAR UPRIGHT® Multi-Position™ MRI scanner, is the world’s only MRI scanner licensed under FONAR’s multiple UPRIGHT® MRI patents to scan all the patient’s body parts in their normal fully weight-bearing UPRIGHT® position.

Financial Highlights

Revenues increased 2% to $35.1 million for the six month period ended December 31, 2014, from $34.4 million for the corresponding six month period one year earlier. Revenues for the second fiscal 2015 quarter ended December 31, 2014 were $17.1 million versus $17.6 million for the corresponding quarter one year earlier.

Net Income was $6.7 million for the six month period ended December 31, 2014 and the corresponding six month period one year earlier.

Net Income increased 13% to $3.5 million for the second fiscal 2015 quarter ended December 31, 2014 versus $3.0 million for the corresponding quarter one year earlier.

Income from Operations was $7.0 million for the six month period ended December 31, 2014, versus $7.3 million for the corresponding six month period one year earlier.

Income from Operations for the second fiscal 2015 quarter ended December 31, 2014 increased 9% to $3.6 million, from $3.3 million for the corresponding quarter one year earlier.

Diluted net income per common share available to common shareholders for the six month period ended December 31, 2014 was $0.79 versus $0.70 for the corresponding six month period one year earlier, an increase of 13%.

Diluted net income per common share available to common shareholders for the second fiscal 2015 quarter ended December 31, 2014 was $0.40 versus $0.33 for the corresponding quarter one year earlier, an increase of 21%.

Total assets at December 31, 2014 were $79.0 million, as compared to $76.8 million at June 30, 2014. Total current assets at December 31, 2014 were $46.8 million, as compared to $42.8 million at June 30, 2014.

Total liabilities at December 31, 2014 were $28.8 million, as compared to $30.9 million at June 30, 2014. Total current liabilities at December 31, 2014 were $20.9 million, as compared to $21.2 million at June 30, 2014.

Stockholder’s equity at December 31, 2014 was $50.2 million, as compared to $45.9 million at June 30, 2014.

Cash and cash equivalents increased 17% to $11.7 million at December 31, 2014, from $10.0 million at June 30, 2014.

Management Discussion

Raymond V. Damadian, president and chairman of FONAR Corporation said, “Since acquiring Health Diagnostics in March 2013, the Company’s net profit has gone from $1.6 million (for the quarter ended Dec 31, 2012) to $3.5 million (current quarter). That is almost $2 million more per quarter. Management is proud of this achievement.”

“We are still concerned about cuts in MRI reimbursement rates brought about by the Affordable Care Act,” said Dr. Damadian. “Nevertheless, we have dealt with these cuts and we continue to grow our business. This is because of the adherence to our business strategy which has made the difference.”

“At the core of our success is that our business centers around the FONAR UPRIGHT® Multi-Position™ MRI. Our message to physicians,” said Dr. Damadian, “is that the UPRIGHT® MRI will provide a ‘BETTER PATIENT OUTCOME’ for their patient. Our physician users understand this and realize that you get the most accurate diagnosis available from the fully weight-loaded Multi-Position™ MRI provided by the FONAR UPRIGHT® versus that of the conventional weightless recumbent-only MRI. Most importantly, they don’t want to run the risk of failure to visualize structural abnormalities in the spines of their patients that could result in poor outcomes from their treatment.”

FONAR CORPORATION AND SUBSIDIARIES

“These physicians have learned from firsthand experience that the FONAR UPRIGHT® MRI has the power to ‘SEE IT ALL’ and thus it’s use has become indispensable towards their ultimate objective of optimizing the TREATMENT OUTCOMES FOR THEIR PATIENTS,” concluded Dr. Damadian.

About FONAR

FONAR (NASDAQ:FONR), Melville, NY, The Inventor of MR Scanning™, was incorporated in 1978, and is the first, oldest and most experienced MRI company in the industry. FONAR introduced the world’s first commercial MRI in 1980, and went public in 1981. Since its inception, nearly 300 recumbent-OPEN MRIs and 157 UPRIGHT® Multi-Position™ MRI scanners have been installed worldwide. FONAR’s stellar product is the UPRIGHT® MRI (also known as the Stand-Up® MRI), the only whole-body MRI that performs Position™ imaging (pMRI™) and scans patients in numerous weight-bearing positions, i.e. standing, sitting, in flexion and extension, as well as the conventional lie-down position. The FONAR UPRIGHT® MRI often sees the patient’s problem that other scanners cannot because they are lie-down and ”weightless” only scanners. The patient-friendly UPRIGHT® MRI has a near-zero claustrophobic rejection rate by patients. As a FONAR customer states, “If the patient is claustrophobic in this scanner, they’ll be claustrophobic in my parking lot.” Approximately 85% of patients are scanned sitting while they watch a 42” flat screen TV. FONAR is headquartered on Long Island, New York.

UPRIGHT® and STAND-UP® are registered trademarks and The Inventor of MR Scanning™, Full Range of Motion™, Multi-Position™, Upright Radiology™, The Proof is in the Picture™, True Flow™, pMRI™, Spondylography™, Dynamic™, Spondylometry™, CSP™, and Landscape™, are trademarks of FONAR Corporation.

This release may include forward-looking statements from the company that may or may not materialize. Additional information on factors that could potentially affect the company's financial results may be found in the company's filings with the Securities and Exchange Commission.

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

ASSETS

	December 31, 2014	June 30, 2014 *
Current Assets:
Cash and cash equivalents	$11,674	$9,952
Accounts receivable – net	5,028	4,450
Accounts receivable - related party	60	—
Medical receivable – net	8,898	8,808
Management and other fees receivable - net	13,740	11,970
Management and other fees receivable – related medical practices – net	3,469	3,427
Costs and estimated earnings in excess of billings on uncompleted contracts	726	760
Inventories	2,363	2,444
Prepaid expenses and other current assets	823	1,011
Total Current Assets	46,781	42,822
Deferred income tax asset	5,740	5,740
Property and equipment – net	13,951	15,030
Goodwill	1,767	1,767
Other intangible assets – net	9,933	10,509
Other assets	868	922
Total Assets	$79,040	$76,790

LIABILITIES

Current Liabilities:
Current portion of long-term debt and capital leases	$2,894	$2,891
Accounts payable	2,397	2,482
Other current liabilities	8,470	9,024
Unearned revenue on service contracts	5,052	4,731
Unearned revenue on service contracts – related party	55	—
Customer deposits	1,819	1,927
Billings in excess of costs and estimated earnings on uncompleted contracts	168	142
Total Current Liabilities	20,855	21,197
Long-Term Liabilities:
Due to related medical practices	229	234
Long-term debt and capital leases, less current portion	6,935	8,482
Deferred income tax liability	584	584
Other liabilities	217	386
Total Long-Term Liabilities	7,965	9,686
Total Liabilities	28,820	30,883

* Condensed from audited financial statements

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

STOCKHOLDERS’ EQUITY

STOCKHOLDERS' EQUITY:	December 31, 2014	June 30, 2014 *
Class A non-voting preferred stock $.0001 par value; 453 shares authorized at December 31, 2014 and June 30, 2014, 313 issued and outstanding at December 31, 2014 and June 30, 2014	$—	$—
Preferred stock $.001 par value; 567 shares authorized at December 31, 2014 and June 30, 2014, issued and outstanding – none	—	—
Common Stock $.0001 par value; 8,500 shares authorized at December 31, 2014 and June 30, 2014, 6,062 and 6,057 issued at December 31, 2014 and June 30, 2014, respectively; 6,051 and 6,046 outstanding at December 31, 2014 and June 30, 2014, respectively	1	1
Class B Common Stock (10 votes per share) $.0001 par value; 227 shares authorized at December 31, 2014 and June 30, 2014; .146 issued and outstanding at December 31, 2014 and June 30, 2014	—	—
Class C Common Stock (25 votes per share) $.0001 par value; 567 shares authorized at December 31, 2014 and June 30, 2014, 383 issued and outstanding at December 31, 2014 and June 30, 2014	—	—
Paid-in capital in excess of par value	175,413	175,284
Accumulated deficit	(144,066)	(149,259)
Notes receivable from employee stockholders	(35)	(39)
Treasury stock, at cost - 12 shares of common stock at September 30, 2014 and June 30, 2014	(675)	(675)
Total Fonar Corporation Stockholder Equity	30,638	25,312
Noncontrolling interests	19,582	20,595
Total Stockholders' Equity	50,220	45,907
Total Liabilities and Stockholders' Equity	$79,040	$76,790

* Condensed from audited financial statements

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

	FOR THE THREE MONTHS ENDED DECEMBER 31,
REVENUES	2014	2013
Product sales – net	$375	$755
Service and repair fees – net	2,499	2,548
Service and repair fees – related parties - net	28	28
Patient fee revenue, net of contractual allowances and discounts	6,629	5,894
Provision for bad debts for patient fee	(2,897)	(2,223)
Management and other fees – net	8,613	8,274
Management and other fees – related medical practices – net	1,845	2,333
Total Revenues – Net	17,092	17,609
COSTS AND EXPENSES
Costs related to product sales	237	631
Costs related to service and repair fees	474	587
Costs related to service and repair fees – related parties	5	6
Costs related to patient fee revenue	1,902	2,028
Costs related to management and other fees	5,180	5,190
Costs related to management and other fees – related medical practices	1,240	1,270
Research and development	359	374
Selling, general and administrative	3,824	4,352
Provision for bad debts	273	(124)
Total Costs and Expenses	13,494	14,314
Income From Operations	3,598	3,295
Interest Expense	(172)	(237)
Investment Income	60	60
Other Expense	(2)	—
Income Before Provision for Income Taxes and Noncontrolling Interests	3,484	3,118
Provision for Income Taxes	29	70
Net Income	3,455	3,048
Net Income - Noncontrolling Interests	(797)	(905)
Net Income - Controlling Interests	$2,658	$2,143
Net Income Available to Common Stockholders	$2,485	$2,003
Net Income Available to Class A Non-Voting Preferred Stockholders	$129	$104
Net Income Available to Class C Common Stockholders	$44	$36
Basic Net Income Per Common Share Available to Common Stockholders	$0.41	$0.33
Diluted Net Income Per Common Share Available to Common Stockholders	$0.40	$0.33
Basic and Diluted Income Per Share – Class C Common	$0.12	$0.09
Weighted Average Basic Shares Outstanding – Common Stockholders	6,051	6,006
Weighted Average Diluted Shares Outstanding – Common Stockholders	6,179	6,133
Weighted Average Basic Shares Outstanding – Class C Common	383	383
Weighted Average Diluted Shares Outstanding – Class C Common	383	383

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

	FOR THE SIX MONTHS ENDED DECEMBER 31,
	2014	2013
REVENUES
Product sales – net	$1,646	$783
Service and repair fees – net	4,989	5,060
Service and repair fees – related parties - net	55	55
Patient fee revenue, net of contractual allowances and discounts	13,416	11,721
Provision for bad debts for patient fee	(6,042)	(4,262)
Management and other fees – net	17,351	16,417
Management and other fees – related medical practices – net	3,662	4,666
Total Revenues – Net	35,077	34,440
COSTS AND EXPENSES
Costs related to product sales	1,322	678
Costs related to service and repair fees	981	1,131
Costs related to service and repair fees – related parties	11	12
Costs related to patient fee revenue	3,801	3,877
Costs related to management and other fees	10,379	10,264
Costs related to management and other fees – related medical practices	2,609	2,490
Research and development	756	769
Selling, general and administrative	7,403	8,089
Provision for bad debts	779	(218)
Total Costs and Expenses	28,041	27,092
Income From Operations	7,036	7,348
Interest Expense	(376)	(480)
Investment Income	122	121
Other Expense	(2)	(151)
Income Before Provision for Income Taxes and Noncontrolling Interests	6,780	6,838
Provision for Income Taxes	69	170
Net Income	6,711	6,668
Net Income - Noncontrolling Interests	(1,518)	(2,088)
Net Income - Controlling Interests	$5,193	$4,580
Net Income Available to Common Stockholders	$4,856	$4,280
Net Income Available to Class A Non-Voting Preferred Stockholders	$251	$223
Net Income Available to Class C Common Stockholders	$86	$77
Basic Net Income Per Common Share Available to Common Stockholders	$0.80	$0.71
Diluted Net Income Per Common Share Available to Common Stockholders	$0.79	$0.70
Basic and Diluted Income Per Share – Class C Common	$0.22	$0.20
Weighted Average Basic Shares Outstanding – Common Stockholders	6,050	5,992
Weighted Average Diluted Shares Outstanding – Common Stockholders	6,178	6,120
Weighted Average Basic Shares Outstanding – Class C Common	383	383
Weighted Average Diluted Shares Outstanding – Class C Common	383	383